Exhibit 23.03
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 14, 2005 relating to the consolidated financial statements which appears in the Silicon Image, Inc. Annual Report on Form 10-K for the year ended December 31, 2005.
/s/ PricewaterhouseCoopers LLP
San Jose, CA
March 15, 2006